UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2005
SanDisk Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26734	77-0191793

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 542-0500
          N/A
          (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
On October 20, 2005, SanDisk Corporation, a Delaware corporation (“SanDisk”), Mike Acquisition Company LLC, a Delaware limited liability company and a direct wholly owned subsidiary of SanDisk (“Mike”), Matrix Semiconductor Inc., a Delaware corporation (“Matrix”), and certain other parties, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) providing for the merger of Matrix with and into Mike (the “Merger”). The Merger is expected to close before the end of 2005, subject to the satisfaction of certain customary conditions, including obtaining the approval of Matrix’s stockholders as well as applicable regulatory approvals.
In accordance with the terms of the Merger Agreement, SanDisk has agreed to acquire all of the outstanding shares of capital stock of Matrix and to assume Matrix’s outstanding options and other equity compensation awards in exchange for approximately $12 million in cash and a number of shares of common stock, par value $0.001, of SanDisk (the “SanDisk Common Stock”) equal to approximately $238 million divided by the average closing price of the SanDisk Common Stock over five consecutive trading days leading up to the closing of the Merger. The Merger Agreement also contains a so-called collar, which limits the number of shares of SanDisk Common Stock issuable in the Merger if there is a dramatic increase or decrease in the price of shares of SanDisk Common Stock.
The shares of common stock to be issued by SanDisk in the Merger are expected to be issued in reliance upon an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, for the issuance and exchange of securities approved, after a public hearing upon the fairness of the terms and conditions of the exchange by a state commission authorized by law to grant such approval. SanDisk intends to apply for such a public fairness hearing before the Commissioner of the California Department of Corporations, in accordance with Section 25142 of the California Corporate Securities Law of 1968. If such approval is obtained, the shares issued in the Merger will be freely tradable, subject to certain restrictions set forth in Rule 145 of the Securities Act of 1933. The Merger Agreement provides, among other things, that SanDisk will seek to register the shares of common stock to be issued in the

Merger under the Securities Act of 1933 if SanDisk is unable to rely on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of SanDisk, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall be deemed to be “furnished” and therefore shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Number	Description of Document

99.1	Press Release of SanDisk Corporation dated October 20, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDISK CORPORATION
Date: October 24, 2005	By:	/s/ Judy Bruner
		Name:	Judy Bruner
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of SanDisk Corporation dated October 20, 2005.